Exhibit 10.4
SUBLEASE
          THIS SUBLEASE (this “Sublease”) is made and entered into as of the 26th day of August, 2009, by and between CT CORPORATION SYSTEM, a Delaware corporation (“Landlord”), and WATERFRONT MEDIA INC., a Delaware corporation (“Tenant”).
     1. BASIC LEASE PROVISIONS.
     (a) Property Address: 345 Hudson Street, New York, New York (the “Building”).
     (b) Tenant’s Address until the Commencement Date: 45 Main Street, Brooklyn, New York, 11201.
     (c) Landlord’s Address (for notices): Attention: Chief Executive Officer, 111 Eighth Avenue, 13th Floor, New York, New York, 10011.
     (d) Prime Landlord: The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York, a religious corporation.
     (e) Prime Landlord’s Address (for notices): Attention: Director of Commercial Real Estate Leasing, 75 Varick Street, 2nd Floor, New York, New York 10013; with copies to Prime Landlord at the same address, Attn: General Counsel, and to, Loeb & Loeb LLP, 345 Park Avenue, New York New York 10154. Attn: Kenneth W. Sold, Esq.
     (f) Identification of Prime Lease and all amendments thereto: Lease dated October 15, 1997 between Prime Landlord and Landlord’s predecessor in interest, Lippincott-Raven Publishers, Inc., as amended by (1) that certain First Amendment of Lease dated November 8, 2007 and (2) that certain Consent to Sublease, Amendment of Lease and Recognition Agreement of even date herewith (the “Consent to Sublease”).
     (g) Sublease Term: From the Commencement Date through October 11, 2013.
     (h) Commencement Date: Later of (i) December 1, 2009 and (ii) delivery of vacant, broom clean possession of the Premises to Tenant with the Furniture (as hereinafter defined) therein.
     (i) Expiration Date: October 31, 2013.
     (j) Fixed Rent: As set forth on Exhibit B attached hereto.
     (k) Waterfront Lease: That certain Agreement of Lease of even date herewith between Prime Landlord and Tenant for the Premises.
     (l) Address for Payment of Rent: 75 Varick Street, 2nd Floor, New York. New York 10013.

     (m) Business Days: All days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.
     (n) Description of Premises: Approximately 36,407 rentable square feet of space located on the 16th Floor of the Building as shown on Exhibit A attached hereto.
     (o) Security Deposit: $300,000.
     (p) Tenant’s Use: Executive and administrative offices, as permitted by the Prime Lease and the Consent to Sublease, and no other purposes.
     (q) Broker: Cushman and Wakefield, Inc. and FirstService Williams (f/k/a GVA Williams).
     2. PRIME LEASE. Landlord is the tenant under the Prime Lease, as described in Section 1(f). Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default by Landlord has occurred under the Prime Lease and, to Landlord’s knowledge, no event has occurred and is continuing which would constitute an event of default by Landlord but for the requirement of the giving of notice and/or the expiration of the period of time to cure.
     3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(n) (the “Premises”) and located in the building (the “Building”), situated on and a part of the property (the “Property”) described in Section 1(a). Landlord has agreed to permit Tenant to use existing office furniture located in the Premises, including desks, chairs and telephones (collectively, the “Furniture”). Tenant shall have a license to use the Furniture only at the Premises and only during the Term of this Sublease. Tenant shall be responsible to repair and replace all damage to the Furniture, reasonable wear and tear and casualty excepted.
     4. TERM. The term of this Lease (the “Term”) shall commence on the Commencement Date.
          The Term shall expire on the date (the “Expiration Date”) specified in Section 1(i), unless sooner terminated as otherwise provided elsewhere in this Sublease.
     5. POSSESSION. The Premises are to be delivered by Landlord to Tenant AS IS, subject to the Consent to Sublease. Tenant has inspected the Premises and hereby acknowledges and agrees to take the Premises in its current “as is” condition, except as otherwise expressly provided herein and in the Consent to Sublease. No representation or warranty respecting the condition of the Premises has been made by Landlord to Tenant.
     6. TENANT’S USE. The Premises shall be used and occupied only for the Tenant’s Use set forth in Section 1(p).
     7. RENT. Beginning on the Commencement Date Tenant agrees to pay the Fixed Rent set forth in Section 1(j), the Operating Expense Payment set forth in Exhibit B attached hereto and Tenant’s Proportionate Share of the Increase in Real Estate Taxes (as such terms are defined in the Prime Lease)

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directly to Prime Landlord at the address specified in Section 1(l), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction or offset whatsoever, except as otherwise expressly provided herein or in the Consent to Sublease. Fixed Rent and the Operating Expense Payment shall be paid in equal monthly installments in advance on the first day of each month of the Term and shall be pro-rated for partial months at the beginning and end of the Term. Tenant’s Proportionate Share of the Increases in Real Estate Taxes shall be paid on or before such payment is due under the terms of the Prime Lease and in the manner set forth therein.
Any overpayment by Tenant in respect of Real Estate Taxes, to the extent actually refunded to Landlord shall, absent an uncured monetary default by Tenant hereunder for which Tenant has been given notice, be refunded to Tenant. For purposes of calculating “Increase in Real Estate Taxes” under the Prime Lease the “Base Year” shall mean the twelve month period commencing on July 1, 2009 and ending June 30, 2010.
All charges, costs and sums required to be paid by Tenant to Landlord (or to Prime Landlord) under this Sublease, (including without limitation, all amounts set forth in this Section 7), in addition to Fixed Rent, shall be deemed “Additional Rent”, and Fixed Rent and Additional Rent shall hereinafter collectively be referred to as “Rent”. Additional Rent shall not include after-hour lighting or HVAC charges, freight elevator service or similar charges unless the same are ordered by Tenant. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease and shall be paid without any deduction or offset whatsoever, except as otherwise expressly provided herein or in the Consent to Sublease. If Rent is not paid when due, Tenant shall pay, after notice and/or any grace period provided under the Prime Lease, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default and pursuant to the terms of the Prime Lease.
     8. RESERVED.
     9. TENANT’S OBLIGATIONS. Tenant shall be responsible for, and shall pay the following to Prime Landlord within ten (10) days after receipt of each bill (or request from Landlord) therefore, to the extent the same accrue or are payable during the term of this Sublease (all such amounts set forth below shall be included in the definition of “Rent”):
     (a) All after-hours HVAC and lighting charges, all charges for electricity arising under Section 10 of the Prime Lease, freight elevator and similar charges with respect to the Premises when the same is requested by or on behalf of Tenant, subject to the terms of the Consent to Sublease.
     (b) All other charges by Prime Landlord for special or extra services or utilities requested by or on behalf of Tenant (or otherwise imposed by Prime Landlord as a result of any act or omission of Tenant) or any “additional rent” required to be paid by Landlord under the Prime Lease and attributable to Tenant’s use or occupancy of the Premises.
     (c) Tenant’s Proportionate Share (as such terms are defined in the Prime Lease) of all business improvements district charges imposed on the Building or the land, and any reasonable out-of-pocket expenses incurred by Landlord in contesting the same.
     (d) All maintenance, repairs and replacements as to the Premises to the extent Landlord is obligated to perform the same under the Prime Lease during the term of this Sublease.

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     (e) In addition, Tenant shall be responsible for and shall pay directly all costs of repairs and replacements to the Furniture necessary during the term of this Sublease to keep the Furniture in good condition, ordinary wear and tear and casualty excepted.
     10. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as no Event of Default has occurred and is continuing under this Sublease, and subject to Sections 27 and 30 herein and the Consent to Sublease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.
     11. TENANT’S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, as additional insureds, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to Tenant’s property and/or to the Premises. Tenant shall furnish to Landlord certificates of Tenant’s insurance required hereunder not later than ten (10) days prior to Tenant’s taking possession of the Premises and thereafter, at least ten (10) days prior to the expiration of each such policy. All such certificates shall be in a form required under the Prime Lease and as reasonably required by Landlord, and all such certificates shall evidence the waivers of subrogation required below. Each party hereby waives claims against the other for all damage to property belonging to the waiving party. Each party shall obtain from its property insurance carrier a waiver of such insurer’s right of subrogation consistent with such waivers. Tenant also hereby waives claims against Prime Landlord for damage to Tenant’s property. Tenant agrees to obtain, for the benefit of Prime Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease.
     12. ASSIGNMENT OR SUBLETTING. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant in violation of the terms of the Prime Lease. Landlord shall be deemed to have consented to any assignment or sublet for which Prime Landlord shall have given its approval or consent or for which such approval or consent is not required by the terms of the Prime Lease. Any assignment or sublet shall not relieve Tenant of any of its obligations under this Sublease.
     13. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building and which Landlord is subject to under the Prime Lease. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.
     14. REPAIRS: Landlord represents that to its actual knowledge (without inquiry) the Premises are in good condition and repair and the Building systems servicing the Premises are in working order.
     15. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event Landlord receives, under the Prime Lease, rent abatement with respect to the Premises as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then and only then shall Tenant be entitled to receive a similar rent abatement hereunder.
     16. ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises (“Alterations”) in violation of the terms of the Prime Lease. Landlord shall use reasonable efforts to obtain the consent of Prime Landlord for Tenant’s Alterations, if such consent is required under the Prime

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Lease. If Alterations (including without limitation, the “Initial Alterations”, as defined in the Waterfront Lease) by Tenant are consented to as aforesaid, Landlord’s consent shall be deemed given. Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations and with the terms of the Waterfront Lease, to the extent same are applicable to Tenant during the term of this Sublease as provided in the Waterfront Lease. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of such Alterations by Tenant. Landlords consent shall be deemed given with respect to an Alteration that Prime Landlord’s consent is given or not required.
     17. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon (except as provided below), to Landlord in good condition and repair, reasonable wear and tear and casualty excepted. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed “reasonable wear and tear.” Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant, except as otherwise provided in the Prime Lease. Tenant shall also remove any Alterations made by Tenant, which Prime Landlord may require Landlord to remove (and repair any damage caused by such removal), pursuant to the terms of the Prime Lease. If Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasion thereby and redecorate such damaged area), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. If this Sublease terminates prior to the Expiration Date as a result of a breach by Tenant then Tenant shall deliver all Furniture to Landlord in substantially the same condition as it exists on the Commencement Date, ordinary wear and tear and casualty excepted (and Tenant’s license to use the Furniture shall automatically cease), immediately upon such early termination of this Sublease. Upon the Expiration Date, absent a default hereunder, the Furniture shall become Tenant’s property and Landlord shall execute a bill of sale (without recourse, representation or warranty) in favor of Tenant to evidence such transfer of ownership.
     18. REMOVAL OF TENANT’S PROPERTY. Upon the expiration of this Sublease, Tenant shall not be required to remove Tenant’s articles of personal property incident to Tenant’s business (“Trade Fixtures”); unless this Sublease terminates prior thereto by reason of a breach by Tenant or if the Waterfront Lease is not in full force and effect upon the expiration of this Sublease, in which case Tenant shall remove Trade Fixtures to the extent required by the terms of the Prime Lease and Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant’s Trade Fixtures from the Premises as required above, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.
     19. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the early termination of this Sublease by reason of a breach by Tenant hereunder (subject to the terms of the Waterfront Lease); provided however, absent a default hereunder and provided the Waterfront Lease is in full force and effect, Tenant may remain in possession of the Premises after the

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expiration of this Sublease pursuant to the terms of the Consent to Sublease and the Waterfront Lease and as otherwise permitted by Prime Landlord. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover.
     20. RESERVED.
     21. INDEMNITY. Tenant agrees to indemnify Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease or resulting from a breach by Tenant of its obligations under this Sublease, the Waterfront Lease or the Consent to Sublease. Landlord agrees to indemnify Tenant and hold Tenant harmless from all losses, damages, liabilities and expenses which Tenant may incur, or for which Tenant may be liable, to Prime Landlord, otherwise arising from the acts or omissions of Landlord, or a default by Landlord under this Sublease or the Prime Lease (which default under the Prime Lease was not caused by the acts or omissions of Tenant) which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease. Neither party shall be liable to the other for consequential damages in connection with any claims arising under this Sublease, except as otherwise provided in Article 18 above.
     22. LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice and at reasonable times, to inspect the Premises, or, if an Event of Default is continuing, to exhibit the Premises to persons having a legitimate interest at any time during the Sublease Term. Landlord further reserves all rights which are reserved by Prime Landlord under the Prime Lease, subject to the terms of this Sublease.
     23. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:
     (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within ninety (90) days from the date of the entry or granting thereof; or
     (b) Tenant shall tile, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or
     (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or
     (d) Tenant shall admit in writing its inability to pay its debts as they become due; or
     (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within ninety (90) days from the date of entry or granting thereof; or

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     (f) Tenant shall default in any payment of Rent or any other monetary payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) Business Days after notice thereof in writing to Tenant; or
     (g) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue beyond the applicable cure period provided therefore in the Prime Lease or if no such cure period is provided therefore in the Prime Lease, such default, (1) if monetary in nature, shall continue for five (5) Business Days after notice thereof in writing to Tenant and (2) if non-monetary in nature, shall continue for thirty (30) days after notice thereof in writing to Tenant, provided that if such non-monetary default is susceptible to cure but cannot be cured within the initial 30 day period, then Tenant shall have such additional time as is required to cure such default so long as Tenant commences such cure within the initial thirty (30) day period and at all times diligently and in good faith pursues such cure to completion.
     24. REMEDIES. Upon the occurrence of any one or more Events of Delimit, Landlord may exercise any remedy against Tenant available to Landlord at law or in equity or which Prime Landlord may exercise for an Event of Default by Landlord under the Prime Lease.
     25. SECURITY DEPOSIT. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the cash Security Deposit as specified in Section 1(o), on the understanding that upon the occurrence of an Event of Default, Landlord may apply the portion of the Security Deposit required to cure said default and that: (a) the funds drawn will constitute a Security Deposit hereunder and any portion thereof not previously applied, may be applied to the curing of any Event of Default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application of any funds drawn from the Security Deposit Tenant shall pay Landlord within five (5) Business Days after demand the amount so applied which shall be added to the remaining Security Deposit so the same may be restored to its original amount of $300,000; (b) should the Sublease be assigned by Landlord, the Security Deposit or any portion thereof not previously applied shall be turned over to Landlord’s assignee and if the same be turned over as aforesaid, such assignee assumes responsibility therefore and in any such event, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if permitted by law, Landlord or its successor shall not be obligated to hold any cash portion of the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) the Security Deposit or the portion thereof not previously applied, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term of this Sublease and Tenant has vacated the Premises and surrendered possession thereof to Landlord, or if later, when no default by Tenant remains uncured hereunder; (e) in the event that Landlord terminates this Sublease or Tenant’s right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant’s default; and (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be applied as aforesaid. The parties acknowledge that if (and only if) required under the terms of the Consent to Sublease, Landlord shall, from time to time pay to Prime Landlord a portion of the Security Deposit as required by and in accordance with the terms of the Consent to Sublease.

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     26. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(b) or at such other place as Tenant may from time to time designate by notice in writing to Landlord, or (b) if to Landlord, addressed to Landlord at the address specified in Section 1(c) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver to the other a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.
     27. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease and, except as expressly excluded by the terms of this Sublease, the provisions of the Prime Lease are incorporated by reference in this Sublease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:
     (a) Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant.
     (b) Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises and applicable to the term of the Sublease. Landlord shall have the right, but not the obligation, upon prior notice to Tenant (except in the case of an emergency or if otherwise impracticable) to enter the Premises to cure any Event of Default by Tenant.
     (c) Landlord shall not agree to an amendment to (or a termination of) the Prime Lease which would have an adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant’s prior written approval thereof. Landlord shall not exercise any right to cancel the Prime Lease pursuant to Article Seventeenth without the Tenant’s consent.
     (d) Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord under the Prime Lease. For example, Landlord shall not be required to provide the utilities, services or repairs which the Prime Landlord is required to provide under the Prime Lease. Except as otherwise expressly provided herein, Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations hereunder except to the extent that such default by Prime Landlord excuses

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performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, absent a default by Tenant hereunder, upon notice from Tenant, make reasonable demand upon Prime Landlord to perform its obligations under the Prime Lease. In addition, upon Tenant’s request in connection with any such failure of Prime Landlord, absent a default by Tenant hereunder, Landlord shall pursue compliance by Prime Landlord with its obligations under the Prime Lease, including, without limitation, commencing any action or proceeding against Prime Landlord, as Tenant may require, provided all such action to be taken by Landlord shall be taken pursuant to the terms hereof and under Tenant’s direction and control. Tenant agrees to fully indemnify Landlord and to pay all out-of-pocket costs and expenses of Landlord (including without limitation attorneys fees and expenses) in connection with any action taken by Landlord pursuant to the term hereof within five (5) Business Days of request therefore.
     (e) The following provisions of the Prime Lease shall be deemed excluded herefrom: Fourth (e) as it applies to Landlord (provided that such provision shall apply to Prime Landlord), Seventh, Ninth (a), Twenty-First, Twenty-Seventh (b), Twenty-Eighth, Thirty-Third, Thirty-Fourth, Thirty-Eighth and Paragraphs 3, 4, and 8 of the First Amendment. Tenant’s Operating Expense Payment is set forth on Exhibit B attached hereto.
     28. BREACH OF OBLIGATIONS OR AGREEMENTS BY PRIME LANDLORD. A breach by Prime Landlord of any of its obligations or agreements under the Prime Lease, the Consent to Sublease and/or the Waterfront Lease shall not by itself constitute a breach of any of Landlord’s obligations under this Sublease.
     29. ADDITIONAL SERVICES. Landlord shall reasonably cooperate with Tenant to request Prime Landlord to provide consent to matters requiring consent or approval under the terms of the Prime Lease and to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease (so long as the same are not contrary to this Sublease). Tenant shall pay Prime Landlord’s charges for such services promptly and timely after having been hilled therefor by Prime Landlord or by Landlord.
     30. PRIME LANDLORD’S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord obtaining prior written consent hereto by Prime Landlord, which consent is evidenced by the Consent to Sublease, which has been executed and delivered to Tenant concurrently with the execution of this Sublease.
     31. BROKERAGE. Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Brokers as specified in Section 1(q). Cushman and Wakefield’s commission shall be paid by Prime Landlord and FirstService Williams’ commission shall be paid by Landlord, each pursuant to separate agreement. Each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges as a result of a misrepresentation or breach by Landlord or Tenant of the terms above in this Article 30.
     32. SIGNAGE. Subject to the prior written consent of Prime Landlord, Tenant, at its sole cost and expense, shall be entitled to install its corporate signage in the Building, as more particularly set forth in the Consent to Sublease.

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     33. MISCELLANEOUS.
     (a) This Sublease shall be governed by and construed in accordance with the laws of the State of New York and the courts of the State of New York and City of New York shall control the venue for all actions commenced hereunder.
     (b) This Sublease may be executed in multiple counterparts, each of which shall be as original, but all of which taken together shall constitute one instrument.
     (c) This Sublease constitutes the entire understanding of the parties with respect to the subject matter hereof.
     (d) Any amendment to this Sublease must be in writing and signed by both parties to be effective.
     (e) The captions used in this Sublease are merely for convenience of reference only, and shall not affect the construction of the terms of this Sublease.

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     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

LANDLORD:		TENANT:

CT CORPORATION SYSTEM, a Delaware corporation		WATERFRONT MEDIA INC., a Delaware corporation

By:	/s/ Chuck Keel	By:	/s/ Alan Shapiro

Its:	VP, Corporate Real Estate	Its:	Senior Vice President and General Counsel

EXHIBIT A
Floor Plan of the Premises

EXHIBIT B
Fixed Rent
The fixed rent and Operating Expense Payment for the Sublet premises shall be payable as follows:

			Operating
	Lease Year	Fixed Rent	Expense Payment	Escalated Rent
1	(Commencement Date through November 30, 2010)	$1,019,396	$0	$1,019,396
2	(December 1, 2010 through November 30, 2011)	$1,051,252	$25,485	$1,076,737
3	(December 1, 2010 through November 30, 2012)	$1,074,007	$52,403	$1,126,410
4	(December 1, 2010 through Expiration Date)	$1,074,007	$80,564	$1,154,571
     Fixed Rent shall abate for the period commencing on the Commencement Date through and including the day immediately preceding the six month anniversary of the Commencement Date.